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                                  EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


DATED:

BETWEEN: Territorial Inns Management, Inc.                     ("MANAGER")
         a Nevada corporation

AND:                                , Inc.,                     ("OWNER")
               a                     corporation

1.0 RECITALS

        1.1 MANAGER has experience in the field of motel management and has operated motels in various areas throughout the United States for several years.

        1.2 OWNER is the owner of the motel properties listed on Exhibit A attached hereto and made a part hereof (individually, a "PROPERTY" and collectively, the "PROPERTIES"), and is desirous of engaging the Manager for the purposes of applying its knowledge and experience in the field of motel management and as advisor of the Properties.

2.0 SERVICES

        2.1 MANAGER does hereby agree to apply its knowledge and experience in the field of motel management for the benefit of OWNER, as those abilities may be applied to the PROPERTIES. The services shall be evidenced by application of market criteria, cost criteria, purchasing criteria and employment criteria available to MANAGER and developed by the MANAGER, all for the purposes of managing the PROPERTIES. The MANAGER shall also act in an advisory capacity to OWNER in the event any recommendations of MANAGER would have the effect of requiring an administrative and/or corporate action to implement the operations of OWNER.

        2.2 The specific services to be performed by the MANAGER and the powers conferred to MANAGER for the performance of the services, are as follows:

        (a) to oversee the application of budgetary controls and criteria in the operation of the PROPERTIES in accordance with an approved budget.

(b) to set up and oversee all financial reporting procedures necessary for proper, expeditious and usable monthly, quarterly or annual accounting for the PROPERTIES.

(c) to set up and oversee the analysis of all financial reports relative to operation, and report to OWNER as to deficiencies in the operation which result in certain operational expenses or income as a result of operation being adversely in deviation with the budgetary criteria set up for each specific category.

(d) to pay all operational bills, including but not limited to, rent, taxes, payroll, insurance and disposable operational items from amounts authorized to be disbursed from the concentration accounts

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and certain other bank accounts of OWNER in accordance with an approved budget.

(e) to have full power, authority and responsibility to, on behalf of OWNER, operate the PROPERTIES in the following particulars:

                (1) including the staffing of the PROPERTIES with adequate personnel, with complete authority to hire and discharge said personnel at the sole discretion of MANAGER All personnel so hired, including an on site manager shall be hired for or in behalf of OWNER and payment for their compensation shall be paid out of the funds of OWNER as earlier set out herein;

                (2) to order supplies and other materials from any designated source, at the sole discretion of the MANAGER;

                (3) to determine the type and amount of promotional sales aids to be used for the PROPERTIES;

                (4) to determine and contract for, on behalf of OWNER any and all work to be performed at the PROPERTIES in connection with the capital improvement program and any and all other necessary repairs required on the PROPERTIES in accordance with an approved budget;

                (5) to keep OWNER advised as to any necessary compliance with all local, state and federal laws which govern the operation of the PROPERTIES;

                (6) to do any and all other things not herein enumerated which are required for the successful and economical operation of the PROPERTIES.

(f) to contract for and maintain property damage, liability, workmen's compensation and all other necessary insurance to adequately protect OWNER and its property. The amount of insurance to be carried shall be jointly determined by MANAGER and OWNER. All insurance premiums shall be paid for out of OWNERS funds;

(g) to hire and contract for services, on OWNERS behalf, of accountants, attorneys and any and all other professional services required, not only for the operation of the PROPERTIES but for the protection of any and all other professional services required but for the protection of any and all legal rights arising therefrom. Any and all employment so contracted shall be at the sole expense of OWNER and the OWNER shall be liable for the fees incurred for said performances.

        2.3 All of the above-outlined services and the advice pertaining thereto shall be rendered in consideration for the management fee provided for herein, but in no respect by the rendering of these services shall any of the costs of performance of those services not directly employed by the MANAGER as employees of the MANAGER be the responsibility of or be paid by the MANAGER, i.e., accountants, lawyers, operational employees and on site manager.

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3.0     MANAGEMENT FEE

        3.1 OWNER does hereby engage the services of the MANAGER for the purpose of managing the PROPERTIES and for those services shall pay to MANAGER the following amounts only, which fees shall be based upon the aggregate performance of the PROPERTIES as a group:

(a) a base management fee payable monthly equal to ___% per annum of gross revenues after the payment of all sales taxes ("ADJUSTED GROSS REVENUES") (the "BASE MANAGEMENT FEE");

        [THE COMPANY MAY ELECT TO INCLUDE AN INCENTIVE FEE]

(b) a first level incentive fee equal to ___% of ADJUSTED GROSS REVENUES (to a total of 5.0% of ADJUSTED GROSS REVENUES) payable monthly with any necessary adjustments at the end of the calendar year in question, if the Properties have achieved a level of net operating income (without deduction for a first level incentive fee) sufficient to pay debt service on the loan as set forth in the loan agreement (the "FIRST LEVEL INCENTIVE FEE"); and

(c) a second level incentive fee equal to ___% of ADJUSTED GROSS REVENUES (to a total of 6.0% of ADJUSTED GROSS REVENUES) payable at the end of the calendar year in question, if the PROPERTIES have achieved a level of net operating income equal to the projections prepared by the noteholders as set forth in the loan agreement (the "SECOND LEVEL INCENTIVE FEE"). The SECOND LEVEL INCENTIVE FEE shall be payable thirty (30) days following the delivery of audited financial statements to the noteholders for the calendar year to which said installment relates.

        3.2 The amount to be paid MANAGER under this AGREEMENT shall be the total compensation received by MANAGER and shall be used by MANAGER to pay all the employees of MANAGER as well as any and all expenses of MANAGER incurred in the performance of its duties hereunder. All employees necessary for the operation of the PROPERTIES, including on site motel managers, shall be the expense of OWNER and shall not be a setoff in any manner against the management fee to be paid MANAGER under the terms of this AGREEMENT. It is contemplated under the terms of this AGREEMENT that the employees of the MANAGER will operate out of the offices of the MANAGER located in Lebanon, Oregon, and will be separate and distinct from the operational employees necessary for the direct management and operations of the PROPERTIES.

4.0 TERM OF AGREEMENT

        4.1 All parties to this AGREEMENT are aware of the costs and expenses which will necessarily be incurred by MANAGER in preparation for and beginning the performance required of it under the terms and conditions of this AGREEMENT, and it is therefore agreed by the parties that the primary term of this AGREEMENT shall be for a term of not less than five (5) years and that OWNER may, at its sole option, extend the term of this AGREEMENT for one (1) additional period of not less than five (5) years by giving verbal or written notice of its intention to so exercise its option, thirty (30) days prior to the expiration of the primary term of this AGREEMENT.

        4.2 The parties may terminate this AGREEMENT for a material breach of the AGREEMENT.

5.0 MANAGER/OWNER RELATIONSHIP

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        5.1 Nothing contained in this AGREEMENT, nor any the definitions or designations contained in this AGREEMENT, shall make the relationship created by this AGREEMENT of MANAGER to OWNER anything other than that of an independent contractor. The acts of MANAGER shall not be binding upon or criteria liability for or on behalf of OWNER without OWNER'S express consent; except, that neither the acts of the employees of the OWNER, nor the acts of any persons who were or are hired by the MANAGER on behalf of OWNER, nor the acts of those whose services are contracted for by the MANAGER on behalf of the OWNER, shall in anyway be the responsibility of or create any liability on the part of the MANAGER to the OWNER or to any third persons. OWNER shall indemnify and hold harmless the MANAGER from any liability or responsibility of the acts of all persons other than MANAGER or MANAGER'S employees.


6.0     LIMITATION OF MANAGER AUTHORITY

        6.1 MANAGER shall have no authority and shall not without the consent of the OWNER:

        (a) obligate OWNER for, or otherwise purchase or lease any capital item costing more than five thousand dollars ($5,000), including but not limited to equipment or redecorating or structural changes;

        (b) utilize any company funds for any purpose not directly connected with the operation of the PROPERTIES;

7.0 COVENANTS

        7.1 MANAGER will comply with all the rules and regulations of the OWNER and shall be governed by the decisions of the OWNER and shall follow such instructions and directives that may be given to it by OWNER from time to time.

        7.2 OWNER acknowledges that MANAGER will reveal to it various trade secrets and confidential information including but not limited to methods of operation and training methods. OWNER covenants that it will not disclose to anyone, either during or after the term of this AGREEMENT, any trade secrets or confidential information disclosed by MANAGER by virtue of its association with OWNER under the terms of this AGREEMENT.

8.0 NOTICES

        8.1 Any notice required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when deposited in the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

        If to MANAGER:                             With a copy to

        Territorial Inns Management, Inc.          Jones Law Group, P.L.L.C.
        P.O. Box 942                               2300 130th Avenue N.E.
        Lebanon, OR  97355                         Bellevue, WA  98005

        If to OWNER:                               With a copy to:

        ----------------------------------         -----------------------------

        ----------------------------------         -----------------------------

        ----------------------------------         -----------------------------


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        8.2 Either party may, from time to time by notice, as provided, designate a different address or addresses to which notice shall be sent.

9.0 GENERAL PROVISIONS

        9.1 Entire Agreement. This AGREEMENT constitutes the sole and only agreement between the parties and supersedes any prior understanding either oral or written between the parties. This AGREEMENT cannot be amended, altered or abridged in any paragraph, unless it is done in writing signed by both parties.

        9.2 Severability. If any term or provision of this AGREEMENT or the application to any person or circumstance shall to any extent be invalid or unenforceable in any jurisdiction, the remainder of this AGREEMENT and application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable or in any other jurisdiction shall not be affected, and each term or provision of this AGREEMENT shall be valid and enforceable to the fullest extent permitted by law.

        9.3 No Waiver. No waiver or modification of any of the provisions of this AGREEMENT shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this AGREEMENT or the enforceability thereof.

        9.4 Non Assignment and Successors. Neither this AGREEMENT nor any of the rights or duties hereunder may be assigned, transferred, or delegated without prior written agreement of both parties. This AGREEMENT shall be binding upon and, shall inure to the benefit of the parties and their respective successors and permitted assigns.

        9.5 Attorneys' Fees. If any party brings any suit or action against the other for relief, declaratory or otherwise, arising out of this AGREEMENT, the prevailing party shall have and recover against the other party all costs and disbursements, including reasonable attorneys fees, in the action and on appeal.

        9.6 Choice Of Law/Venue. This AGREEMENT shall be governed by the laws of the State of Oregon. Any legal disputes resulting from the execution or performance of this AGREEMENT shall be brought solely in the Courts of the State of Oregon, Linn County.

        9.7 Counterparts. This AGREEMENT may be signed in counterparts.


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10.0 EXECUTING SIGNATURES

        10.1 IN WITNESS WHEREOF, the parties have signed this AGREEMENT.

MANAGER:                                       OWNER:

TERRITORIAL INNS MANAGEMENT, INC.


---------------------------------              ---------------------------------
By:                                            By:
   ------------------------------                 ------------------------------
Its:                                           Its:
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                                    EXHIBIT A

                                 THE PROPERTIES


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                             SCHEDULE OF PROPERTIES
                UNDER FORM OF MANAGEMENT AGREEMENT (EXHIBIT 10.1)

Best Western I-35 Inn
4014 Miller St.
Bethany, MO  64424
Owner:  Territorial Inns, an Oregon
        partnership

Select Inn
100 Bulldog Blvd.
Borger, TX  79007
Owner: LHA, LLC

Willow Springs
5 "B" Street
Cheney, WA  99004
Owner:  C.R. Kearns

Select Inns
Rt. 1 Box 60
Tulia, TX  79088
Owner:  LHA, LLC


The terms for each of the above referenced properties are the same.



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